Exhibit 99.1

Execution Version

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 14, 2008, by and among Title America Corp., a Nevada corporation (the “Purchaser”), Enigma Software Group, Inc., a Delaware corporation (the “Company”) and the shareholders of the Company listed on Schedule 1 attached hereto (who shall execute this Agreement and who are collectively referred to as the “Sellers”).

RECITALS

WHEREAS, the Company has authorized ten million (10,000,000) shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Stock”), which are entitled to the rights, privileges and preferences set forth in the Company’s Certificate of Incorporation as modified by the Certificate of Designation for the Series A Stock that has been filed by the Company with the Delaware Secretary of State, including the right to convert such Series A Stock into shares of common stock, par value $0.001, which hold the rights, privileges and preferences set forth in the Company’s Certificate of Incorporation (the “Common Stock”);

WHEREAS, the Company has issued seven million four hundred thirty-three thousand nine hundred eighty-eight (7,433,988) shares of the Series A Stock (the “Preferred Stock”) to Sellers in the amounts so listed on Schedule 1, that being all of the Series A Stock issued by the Company as of the date hereof;

WHEREAS, the Purchaser is a designee of Dutchess Private Equities Fund, Ltd. (“Dutchess”); and

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Preferred Stock, all as described in this Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Sale and Purchase of Shares of the Preferred Stock.  Subject to the terms and conditions herein, each of the Sellers severally agrees to sell to the Purchaser, and Purchaser agrees to purchase from the Sellers on the Closing Date (as herein defined) in accordance with this Agreement, the number of shares of Preferred Stock set forth opposite such Seller’s name on Schedule 1 for a total purchase price of one thousand dollars ($1,000.00) (the “Purchase Commitment”).

2.

The Closing.  The closing of the sale of the Preferred Stock shall take place simultaneously with the execution and delivery of this agreement by each of the parties hereto and shall be deemed to have occurred at 10:00 a.m. local time at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, New York, New York 10022, on the date hereof (the “Closing Date”), or at such other place or different time or day as may be mutually acceptable to the Sellers and the Purchaser (the “Closing”).  On the Closing Date, the Sellers shall deliver to the Purchaser a stock certificate for the number of shares of the Preferred Stock being acquired by the Purchaser, which shares shall be registered in the name of the Purchaser or as otherwise designated by the Purchaser.  At the

Closing, the Purchaser shall pay to each of the Sellers the purchase price for the Purchase Commitment set forth on Schedule 1 by wire transfer of immediately available funds or bank or cashier’s check payable to the respective Seller.

3.

Representations and Warranties with respect to the Company.  As a material inducement to the Purchaser to enter into this Agreement and to purchase the number of shares of the Preferred Stock set forth after such Seller’s name on Schedule 1, with the understanding that the Purchaser will be relying thereon in consummating the Contemplated Transactions (as defined herein), each of the Sellers, jointly and severally, hereby represents and warrants to the Purchaser that, except as set forth in the Disclosure Schedule attached hereto and prepared and delivered by the Sellers and the Company to the Purchaser on the date hereof (the “Disclosure Schedule”), the statements contained in this Section 3 are true and correct.  The Disclosure Schedule is arranged in sections corresponding to the sections and subsections of this Section 3:

3.1.

Organization, Qualification and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority, and all governmental licenses, governmental authorizations, governmental consents and governmental approvals, required to carry on its business as now conducted and to own, lease and operate the assets and properties of the Company as now owned, leased and operated.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by the Company or the nature of the business conducted by the Company requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction could not, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on the Company.  The Company has heretofore delivered to the Purchaser or provided in the SEC Documents (as herein defined) complete and accurate copies of its Certificate of Incorporation and Bylaws, as currently in effect (the “Organizational Documents”). The Company has previously delivered to the Purchaser or provided in the SEC Documents a complete and accurate list of all jurisdictions in which the Company is qualified or licensed to do business as of the date hereof.

3.2.

Authorization; Enforcement.  The Company has full power and authority to enter into this Agreement, any and all agreements referenced herein (collectively, the “Transaction Documents”) and to carry out the Contemplated Transactions.  The Board of Directors of the Company and the Company’s stockholders have taken all action required by law, the Company’s Organizational Documents and otherwise to duly and validly authorize and approve the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3.

Capitalization of the Company.  The Company has authorized (a) two hundred fifty million (250,000,000) shares of Common Stock, six million three hundred eighty seven thousand three hundred seventy-two (6,387,372) of which shares are issued and outstanding, and (b) ten million (10,000,000) shares of Series A Stock, seven million four hundred thirty-three thousand nine hundred eighty-eight (7,433,988) shares of which are issued and outstanding (together with the Common Stock, the “Capital Stock”).  All of the issued and outstanding shares of the Capital Stock are duly authorized, validly issued, fully paid, non-assessable and, except for the Preferred Stock, free of preemptive rights.

There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities.  There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of Capital Stock.  As of the date hereof, (i) except as set forth in Schedule 3.3, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Capital Stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the Commission (as defined herein) or any other regulatory agency.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Preferred Stock as described in this Agreement.

3.4.

Non-Contravention.  Neither the execution, delivery and performance by the Company or either of the Sellers of the Transaction Documents to which it or they are parties nor the consummation by each of them of Contemplated Transactions will directly or indirectly (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of the Company, (ii) contravene or conflict with or constitute a violation of any provision of any Applicable Law or Order (as such terms are defined herein) binding upon or applicable to either of the Sellers, the Company, the Preferred Stock or any of the Company’s assets, (iii) result in the creation or imposition of any Lien (as defined herein) on any of the Company’s assets or the Preferred Stock, other than Permitted Liens (as defined herein), or (iv) be in conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license, contract, franchise, permit, instrument or other agreement or obligation to which either Seller or the Company is a party, or by which any of their or its respective properties or assets may be bound.  Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its Organizational Documents or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.

3.5.

Consents and Approvals.  No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a “Consent” and sometimes collectively as “Consents”), any Person, including, without limitation, any Governmental Authority (as defined herein), is required in connection with the execution, delivery or performance by the Company or either Seller of this Agreement.  To the knowledge of the Company, there are no facts relating to the identity or circumstances of the Company that would prevent or materially delay obtaining any of the Consents.

3.6.

Financial Statements; Undisclosed Liabilities.

(a)

The Company has previously delivered to the Purchaser complete and accurate copies of the audited balance sheet of the Company as of December 31, 2007 (the “Latest Balance Sheet”) and the audited statements of income of the Company for the year ended December 31, 2007 (such statements of income and the Latest Balance Sheet being herein referred to as the “Latest Financial Statements”).  The Latest Financial Statements are based upon the information contained in the books and records of the Company and fairly and accurately present the financial condition of the

Company as of the dates thereof and results of operations for the periods referred to therein.  The Latest Financial Statements have been prepared in accordance with GAAP (as defined herein) applicable to audited financial statements, and reflect all adjustments necessary to a fair and accurate statement of the financial condition and results of operations of the Company for the periods presented.

(b)

All accounts, books and ledgers related to the business of the Company and its subsidiaries are properly and accurately kept, are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.  Neither the Company nor its subsidiaries have any of its material records, systems, controls, data, or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company or its subsidiaries.

(c)

Except as and to the extent reflected in the Latest Balance Sheet, the Company does not have any Liabilities (as defined herein) of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted), other than Liabilities incurred in the Ordinary Course of Business (as defined herein) since the date of the Latest Balance Sheet and Liabilities arising in connection with this Agreement and the Contemplated Transactions .

3.7.

Assets and Properties.

(a)

Except as previously disclosed in the SEC Documents, the Company has good and valid right, title and interest in and to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of their assets and properties, including, but not limited to, all of the machinery, equipment, terminals, computers, vehicles, and all other assets and properties (real, personal or mixed, tangible or intangible) reflected in the Latest Balance Sheet and all of the assets purchased or otherwise acquired since the date of the Latest Balance Sheet, except those assets and properties disposed of in the Company’s ordinary course of business after the date of the Latest Balance Sheet.

(b)

Except as previously disclosed in the SEC Documents, the material equipment owed by the Company has been properly maintained and is in good operating condition and repair and is adequate for the uses for which they are currently being put by the Company, normal wear and tear excepted.  To the knowledge of the Company, no such asset is in need of maintenance or repair, except for routine maintenance and repairs that are in the ordinary course.

(c)

Except as previously disclosed in the SEC Documents, the Company owns or has the right to use all material property, real or personal, tangible or intangible, which is necessary for the operation of its business in substantially the same manner as it has been conducted during the period covered by the Latest Balance Sheet.

3.8.

Compliance with Applicable Laws.  The Company has not violated or infringed, nor is it in violation or infringement of, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority in connection with its activities.  The Company, and its officers, directors, agents and employees, have complied with all Applicable Laws.  No claims have been filed against the Company alleging a violation of any Applicable Law.

3.9.

Permits.  The Company has conducted its business in compliance with all material terms and conditions of all licenses, permits, quotas, authorizations, registrations and other approvals that are necessary to the operation of, or relate solely to, the Company’s business (collectively, the “Permits”).  Each Permit is valid and in full force and effect and none of the Permits will be terminated, revoked, modified or become terminable or impaired in any respect for any reason, except as would not have a Material Adverse Effect.

3.10.

Litigation.  There are no (a) actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person, nor any investigations or reviews by any Governmental Authority against or affecting the Company, pending or, to the Company’s knowledge, threatened, against or by the Company or any of its assets or its Preferred Stock or which seek to enjoin or rescind the transactions contemplated by this Agreement; or (b) existing orders, judgments or decrees of any Governmental Authority naming the Company as an affected party or otherwise affecting any of the assets or the business of the Company.

3.11.

Contracts.

(a)

The Company has previously delivered to the Purchaser or provided in the SEC Documents a complete and accurate list (or summaries, in the case of any oral Contracts) of the following types of material contracts (collectively, the “Scheduled Contracts”):

(i)

Each Contract providing for the lease of real property by the Company or which is used by the Company in connection with the operation of its business.

(ii)

Each Contract relating to all machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies) owned, leased or used by the Company, except for Contracts that have a value of less than Ten Thousand Dollars ($10,000).

(iii)

Each Contract to which the Company is a party that would reasonably be expected to involve payments by or to the Company in excess of Fifty Thousand Dollars ($50,000).

(iv)

All Contracts relating to, or evidences of, or guarantees of, or providing security for, indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset).

(v)

Each independent sales representative or distribution agreement, supply agreement or similar Contracts relating to or providing for the marketing or manufacturing of the Company’s products or services.

(vi)

Each consulting, development, joint development, research and development or similar Contracts relating to development of the Company’s products or Intellectual Property (as defined herein) and each Contract under which the Company has granted or obtained a license to Intellectual Property, other than commercial software licenses.

(vii)

All acquisition, partnership, joint venture, teaming arrangements or other similar Contracts.

(viii)

Any Contract under which the Company has agreed not to compete or has granted to a third-party an exclusive right that restricts or otherwise adversely affects the ability of the Company to conduct its business.

(b)

None of the Contracts of the Company contain a provision prohibiting or requiring the consent or approval of any party with respect to the consummation of the transaction contemplated hereby or any of the Contemplated Transactions.  No notice of default or indemnification arising under any Scheduled Contract has been delivered to or by the Company.  Each Scheduled Contract is a legal, valid and binding obligation of the Company, and each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity, and neither the Company nor, to the Company’s knowledge, the other party thereto is in breach, violation or default thereunder.  The Company is not a party to and is not bound by any contract, agreement or instrument that currently has or would have a Material Adverse Effect.

3.12.

Labor and Employment Matters.  The Company has previously delivered to the Purchaser or provided in the SEC Documents a complete and accurate list of all current employees, officers and directors of the Company.  Except as set forth in Schedule 3.12, all employees of the Company are employed on an at-will basis.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

3.13.

Intellectual Property.

(a)

The Company owns the entire right, title and interest in and to all of the Intellectual Property purported to be owned by the Company, free and clear of all Liens other than Permitted Liens, and has the right to use all Intellectual Property used by it.

(b)

The Company owns or possess adequate licenses or other rights to use all Intellectual Property necessary to conduct its business as now conducted, and none of these licenses or other rights are subject to termination, cancellation, or change in terms as a result of this Agreement.

(c)

All Intellectual Property owned or held by any employee or consultant of the Company that is related to or necessary to the products and business of the Company, as currently carried on, has been duly and effectively transferred to the Company.

(d)

None of the Intellectual Property owned or used by the Company infringes on the valid and enforceable intellectual property rights of any other Person; (ii) all of the Intellectual Property owned or used by the Company is valid, subsisting, and enforceable; (iii) there are no claims, demands or proceedings outstanding, pending or, to the knowledge of the Company, threatened by any Person contesting or challenging the Company’s right to use any of the Intellectual Property; (iv) the Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, except indemnities agreed to in the Company’s ordinary course of business consistent with past practice in connection with the sale, delivery or transfer of the Company’s products and services or included as part of the Company’s license agreements; and (v) there is no material Intellectual Property owned by a third-party which the Company is using without license to do so.

3.14.

Tax Matters.  The Company has, prior to Closing (a) properly and timely filed an extension for any applicable Tax Returns or properly completed and filed on a timely basis all Tax Returns (federal, provincial, state, county, local and other) relating to all excise, payroll, real estate, capital stock, intangible, value-added, income, sales, use, service, employment, property and, without limitation of the foregoing, all other taxes of every kind and nature which the Company is required to file in connection with its business prior to the Closing Date (i.e., the due date for such tax return being on or before the Closing Date), and (b) paid in full all Taxes (as defined herein), interest, penalties, assessments or deficiencies shown to be due to any taxing authority on such returns.  As of the time of filing, the foregoing Tax Returns or extensions correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of or information regarding the Company required to be shown thereon.  The Company has disclosed on its Tax Returns all positions taken therein that could reasonably give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code. The Company has not (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority.  The Company is not a party to any pending or, to the knowledge of the Company, any threatened action or proceeding against the Company for the assessment or collection of Taxes by any Governmental Authority, and there is no basis for any such action or proceeding.  There are no audits pending with respect to any liabilities for Taxes of the Company.  The Company has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.15.

Indemnification, Guarantee or Assumption of Liability Obligations.  The Company is not a party to any Contract that contains any provisions requiring the Company to indemnify, guarantee or assume liabilities of any Person.  There is no event, circumstance or other basis that could give rise to any indemnification, guarantee or assumption of liabilities obligation of the Company to its officers and directors under the Company’s Certificate of Incorporation, Bylaws, similar governing documents, or any Contract between the Company and any of its officers or directors or to any other Person under any Contract.

3.16.

Employee Benefit Plans.  The Company does not have any liability arising directly or indirectly under Section 412 of the Code, or Section 302 of Title IV of ERISA. The Company does not have any liability arising directly or indirectly to or with respect to any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.  The Company does not have any liability arising under the Consolidated Omnibus Reconciliation Act of 1985, as amended, Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.  Nothing has occurred or failed to occur with respect to any the Company Pension Plan that could result in any liability to the Purchaser.

3.17.

SEC Documents: Financial Statements.  Since the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Purchaser or their representatives, or made available through the Commission’s website at www.sec.gov., complete and accurate copies of the SEC Documents.  Each of the SEC Documents complied as to form, when filed, with the requirements of the rules and regulations of the Commission with respect thereto and do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in the Transaction Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.18.

Acknowledgment Regarding Purchaser’s Purchase of the Preferred Stock.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its Affiliates (as defined herein), representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Preferred Stock.  The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.19.

No General Solicitation.  None of the Sellers, the Company, the Company’s subsidiaries or Affiliates nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Stock.

3.20.

No Integrated Offering.  None of the Company, its subsidiaries or Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Stock under the Securities Act or cause this offering of the Preferred Stock to be integrated with prior offerings by the Company for purposes of the Securities Act.

4.

Representations and Warranties with respect to Sellers.  As a material inducement to the Purchaser to enter into this Agreement and to purchase the number of shares of the Preferred Stock set forth after such Seller’s name on Schedule 1, with the understanding that the Purchaser will be relying thereon in consummating the transactions contemplated hereunder, the Sellers hereby, jointly and severally, represent and warrant to the Purchaser that, except as set forth in the Disclosure Schedule, the statements contained in this Section 4 are true and correct.  The Disclosure Schedule is arranged in sections corresponding to the sections and subsections of this Section 4:

4.1.

Power and Authority.  Each Seller has full power and authority to enter into and perform under each of the Transaction Documents to which it or they are parties in accordance with their respective terms.  Each of the Transaction Documents, required to be executed and delivered by each Seller, has been duly authorized by all necessary action on the part of each Seller, has been duly executed and delivered by each Seller, and is a valid and binding agreement of each Seller and enforceable against each Seller in accordance with its terms.

4.2.

Title to Shares.  Each Seller owns the number of shares listed opposite such Seller’s name on Schedule 1, free and clear of all Liens.

4.3.

Rights of First Refusal; Brokers and Finders.  Neither of the Sellers is obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties, including but not limited to, current or former shareholders of the Company, its subsidiaries,

Affiliates, underwriters, brokers, agents or other third parties.  No person, firm or corporation has or will have, as a result of any contractual undertaking by the Company or either of the Sellers, any right, interest or valid claim against the Purchaser, the Sellers or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by the Transaction Documents.

5.

Representations and Warranties of the Purchaser.  As a material inducement to the Sellers to enter into this Agreement and to sell the number of shares of the Preferred Stock set forth after each Seller’s name on Schedule 1, with the understanding that the Seller will be relying thereon in consummating the transactions contemplated hereunder, the Purchaser hereby represents and warrants to the Sellers that, except as set forth in the Disclosure Schedule, the statements contained in this Section 5 are true and correct.  The Disclosure Schedule is arranged in sections corresponding to the sections and subsections of this Section 5:

5.1.

Power and Authority.  The Purchaser has full power and authority to enter into the Transaction Documents to which it is a party and to carry out the Contemplated Transactions.  The Board of Directors of the Purchaser have taken all action required by law, the Purchaser’s Organizational Documents and otherwise to duly and validly authorize and approve the execution, delivery and performance by the Purchaser of the Transaction Documents to which the Purchaser is a party and the consummation by the Purchaser of the transactions contemplated thereby and no other corporate proceedings on the part of the Purchaser are necessary to authorize the Transaction Documents to which the Purchaser is a party or to consummate the transactions contemplated thereby.  The Transaction Documents to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.2.

No Conflict.  Neither the execution or delivery by the Purchaser of this Agreement, nor the consummation or performance by the Purchaser of the transactions contemplated hereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Purchaser; or (b) contravene, conflict with, or result in a violation of, any Applicable Law or order to which the Purchaser or any of the properties or assets of the Purchaser, may be subject.

5.3.

Consents and Approvals.  The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which it is a party does not, and the performance of this Agreement and the other Transaction Documents to which it is a party will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except as may be necessary as a result of any facts or circumstances relating solely to Sellers, the Company or the Company’s Affiliates.

5.4.

Accredited Investor. The Purchaser understands that the shares of Preferred Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.

5.5.

Investment Intent.  The shares of the Preferred Stock are being purchased for investment for the Purchaser’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof.  The Purchaser has no present plan or intention to engage in a sale, exchange, transfer, distribution, redemption, reduction in any way of the Purchaser’s risk of ownership by short sale or otherwise, or other disposition, directly or indirectly of the Preferred Stock being acquired by the Purchaser pursuant to the Transaction Documents.  The Purchaser is able to bear the economic risk of its investment and has the knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks (including tax considerations) of its investment, including the high degree of risk of loss of the Purchaser’s entire investment herein.

5.6.

No Brokers or Finders.  No person, firm or corporation has or will have, as a result of any contractual undertaking by the Purchaser, any right, interest or valid claim against the Purchaser, the Sellers or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by the Transaction Documents.

5.7.

Affiliate Status.  Without waiving any rights or remedies it may have under this Agreement or otherwise, Dutchess acknowledges that the Sellers are Affiliates of the Company and that the Sellers, as a result of their positions, may have possession of non-public information, related to the Company, which information, may be material to the Company and/or the value of the Preferred Stock.

6.

Covenants.

6.1.

Reservation of Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares.

6.2.

Fees and Expenses.  Each of the Sellers and the Purchaser shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents and the Contemplated Transactions.  All costs and expenses incurred by the Company in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents and the Contemplated Transactions (“Company Expenses”) shall have been paid on or prior to the Closing, and any such Company Expenses as shall not have been so paid shall be promptly paid or reimbursed by the Sellers.

7.

Closing Deliveries by Purchaser.  At the Closing, the Purchaser shall deliver to the Sellers the Purchase Price for Preferred Stock in the respective amounts as set forth next to each Seller as set forth on Schedule 1 attached hereto.

8.

Closing Deliveries by Sellers.  At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

8.1.

Each Seller shall deliver to the Purchaser a certificate or certificates representing the number of shares of the Preferred Stock set forth opposite such Seller’s name on Schedule 1 attached hereto.

8.2.

The Company shall deliver to the Purchaser a certificate of good standing, dated a recent date, from the Secretary of State of the State of Delaware.

9.

Indemnification.

9.1.

In consideration of the Purchaser’s execution and delivery of this Agreement and acquiring the Preferred Stock hereunder, and in addition to all of the Sellers’ other obligations under the Transaction Documents, each Seller hereby jointly and severally covenants and agrees that it shall defend, protect, indemnify and hold harmless the Purchaser and the Company, and each of their respective Affiliates, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Seller Indemnified Liabilities”), in each case suffered, sustained, incurred or paid by the Purchaser Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Sellers or the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby or entered into in connection with any of the Contemplated Transactions, (b) any breach of any covenant, agreement or obligation of the Sellers or the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby or entered into in connection with any of the Contemplated Transactions, or (c) any Company Expenses not paid at or prior to Closing; provided, however, that the aggregate combined liability of the Sellers under this Section 9.1 for all Seller Indemnified Liabilities shall not exceed Five Hundred Thousand Dollars ($500,000) and the aggregate individual liability of each Seller under this Section 9.1 shall not exceed Two Hundred Fifty Thousand Dollars ($250,000).  To the extent that the foregoing indemnification obligations of the Sellers may be unenforceable for any reason, each Seller shall make the maximum contribution to the payment and satisfaction of each of the Seller Indemnified Liabilities which is permissible under applicable law consistent with the intent of the foregoing provisions, and subject to the limitations on the aggregate liability of the Sellers (individually and on a combined basis) for all Seller Indemnified Liabilities set forth therein.

9.2.

In consideration of the Sellers’ execution and delivery of the Transaction Documents, and in addition to all of the Purchaser’s other obligations under the Transaction Documents, the Purchaser shall defend, protect, indemnify and hold harmless the Sellers and their agents (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Seller Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses (irrespective of whether any such Seller Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), in each case suffered, sustained, incurred or paid by the Seller Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Transaction Documents or any other certificate, instrument or document contemplated thereby or entered into in connection with any of the Contemplated Transactions or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby or entered into in connection with any of the Contemplated Transactions; provided, however, that Purchaser’s aggregate liability under this Section 9.2 for all Purchaser Indemnified Liabilities shall not exceed Five Hundred Thousand Dollars ($500,000).  the Cap with respect to which the Purchaser shall be required to indemnify hereunder.  To the extent that the foregoing indemnification obligations of Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law consistent with the intent of the foregoing provisions, and subject to the limitation on the aggregate liability of Purchaser for all Seller Indemnified Liabilities set forth therein.

10.

Definitions.  The following terms, as used herein, have the following meanings:

10.1.

“Affiliate” means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii)

has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

10.2.

“Agreement” has the meaning set forth in the Introduction.

10.3.

“Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state or local common law or duty, case law or ruling, statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, code, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

10.4.

“Capital Stock” has the meaning set forth in Section 3.3 hereof.

10.5.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation as filed with the Delaware Secretary of State, as it may be amended from time to time.

10.6.

“Closing” has the meaning set forth in Section 2 hereof.

10.7.

“Closing Date” has the meaning set forth in Section 2 hereof.

10.8.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations or other binding pronouncements promulgated thereunder.

10.9.

“Commission” means the Securities and Exchange Commission.

10.10.

“Common Stock” has the meaning set forth in the Recitals.

10.11.

“Company” has the meaning set forth in the Introduction.

10.12.

“Company Expenses” has the meaning set forth in Section 6.2.

10.13.

“Compensation Plan” means any material benefit or arrangement that is not either a Pension Plan or a Welfare Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers’ compensation benefits, (iii) each bonus, incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each current or deferred compensation agreement, arrangement or policy, (vii) each compensation policy and practice maintained by the Company or any ERISA Affiliate of the Company covering the employees, former employees, directors and former directors of the Company and the beneficiaries of any of them, and (viii) each agreement, arrangement or plan that provides for the payment of compensation to any person who provides services to the Company and who is not an employee, former employee, director or former director of the Company.

10.14.

“Consent” or “Consents” have the meanings set forth in Section 3.5 hereof.

10.15.

“Contracts” means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party on the Closing Date, including the Scheduled Contracts.

10.16.

“Contemplated Transactions” means each of the transactions contemplated by this Agreement or any other Transaction Document and each of the other transactions referenced or described in that certain Current Report on Form 8-K filed by the Company with the Commission on March 27, 2008.

10.17.

“Conversion Shares” means the Common Shares issuable upon a conversion of shares of the Preferred Stock.

10.18.

“Disclosure Schedule” has the meaning set forth in Section 3 hereof.

10.19.

“Employee Benefit Plan” means all Pension Plans, Welfare Plans and Compensation Plans.

10.20.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

10.21.

“ERISA Affiliate” means any “person,” within the meaning of Section 7701(a)(1) of the Code, that together with the Company is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 3(5) or 4001(b)(1) of ERISA.

10.22.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

10.23.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

10.24.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

10.25.

“Intellectual Property” means all rights in patents, patent applications, trademarks (whether registered or not), trademark applications, service mark registrations and service mark applications, trade names, trade dress, logos, slogans, tag lines, uniform resource locators, Internet domain names, Internet domain name applications, corporate names, copyright applications, registered copyrighted works and commercially significant unregistered copyrightable works (including proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works), technology, software, trade secrets, know-how, technical documentation, specifications, data, designs and other intellectual property and proprietary rights used in or necessary to the conduct of the business of the Company, but excluding third-party off-the-shelf computer programs.

10.26.

“Latest Balance Sheet” has the meaning set forth in Section 3.6(a) hereof.

10.27.

“Latest Financial Statements” has the meaning set forth in Section 3.6(a) hereof.

10.28.

“Liability” or “Liabilities” means any liabilities, obligations or claims of any kind whatsoever whether absolute, accrued or un-accrued, fixed or contingent, matured or un-matured, asserted or unasserted, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Company’s income, or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date hereof, whether or not known, due or payable, whether or not the same is required to be accrued on the financial statements or is disclosed on the Disclosure Schedule.

10.29.

“Lien” means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse claim or charge of any kind in respect of such asset.

10.30.

“Material Adverse Effect” means, with respect to the Company, an individual or cumulative adverse change in or effect on its business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties, liabilities or prospects (financial or otherwise) that (i) is reasonably expected to be materially adverse to its business, properties, working capital condition (financial or otherwise), assets, liabilities or prospects (financial or otherwise); or (ii) would prevent it from consummating the transactions contemplated hereby.

10.31.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by and Governmental Authority.

10.32.

“Ordinary Course of Business” means any action taken by the Company that is (i) consistent with its past practices and is taken in the ordinary course of its normal day-to-day operations, and (ii) not required to be specifically authorized by its Board of Directors.

10.33.

“Organizational Documents” has the meaning set forth in Section 3.1.

10.34.

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Sections 3(2) or 3(3) of ERISA and all other material employee benefit arrangements or programs relating to the Company’s business, including, without limitation, any such arrangements or programs providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance and life insurance, sponsored or maintained by the Company or any Affiliate of the Company or to which the Company or any Affiliate of the Company is obligated to contribute thereunder on behalf of any current or former employee who performed services with respect to the Company’s business.

10.35.

“Permits” has the meaning set forth in Section 3.9 hereof.

10.36.

“Permitted Liens” means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the Ordinary Course of Business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iii) other Liens set forth on the Disclosure Schedule; provided, however, that, with respect to each of clauses (i) through (iii), to the extent that any such Lien on that arose prior to the date of the Latest Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all such Liabilities have been fully accrued or otherwise reflected on the Latest

Balance Sheet.  Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Employee Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Employee Benefit Plan shall be a Permitted Lien.

10.37.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

10.38.

“Plan Affiliate” means, with respect to any Person, any Employee Benefit Plan sponsored by, maintained by or contributed to by such Person, and with respect to any Employee Benefit Plan, any Person sponsoring, maintaining or contributing to such plan or arrangement.

10.39.

“Preferred Stock” has the meaning set forth in the Recitals.

10.40.

“Purchase Commitment” has the meaning set forth in Section 1 hereof.

10.41.

“Purchaser” has the meaning set forth in the Introduction.

10.42.

“Purchaser Indemnified Liabilities” has the meaning set forth in Section 9.2.

10.43.

“Purchaser Indemnitees” has the meaning set forth in Section 9.1.

10.44.

“Scheduled Contracts” has the meaning set forth in Section 3.11 hereof.

10.45.

“SEC Documents” has the meaning set forth in Section 3.17 hereof.

10.46.

“Securities Act” means the Securities Act of 1933, as amended.

10.47.

“Series A Stock” has the meaning set forth in the Recitals.

10.48.

“Tax” or “Taxes” means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.  The term Tax shall also include any Liability of the Company for the Taxes of any other Person under U.S. Treasury Regulations Section 1.1502-6 (or similar provisions of state, local or foreign law), as a transferee or successor by contract or otherwise.

10.49.

“Tax Return” means all returns, declarations, reports, estimates, forms, information returns and statements or other information required to be filed with respect to any Tax.

10.50.

“Transaction Documents” has the meaning set forth in Section 3.2 hereof.

10.51.

“Welfare Plan” means an “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4 of ERISA).

11.

Miscellaneous.

11.1.

Written Changes, Waivers, Etc.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 11.2 hereof.

11.2.

Notices.  Any notice or other communication required or desired to be served, given, or delivered under this Agreement shall be in writing and shall be deemed validly served, given, or delivered (i) upon actual receipt, when delivered personally; (ii)  three (3) calendar days following the deposit thereof in the United States mail, certified, return receipt requested; (iii) upon confirmation of receipt following transmission thereof in a legible facsimile transmission; or (iv) the next business day following prepaid deposit thereof with a nationally recognized overnight courier, in each case properly addressed to the person to be notified at the address or facsimile number listed below.  The address of a party may be changed by five (5) calendar days’ prior written notice to the other parties duly served in accordance with this Section 11.2.

If to Purchaser:	Dutchess Capital Management LLC
50 Commonwealth Ave.
Suite 2
Boston, MA 02116
Attention: Ted Smith Facsimile: 617.249.0947

With a copy to:	DLA Piper US LLP 1999 Avenue of the Stars Suite 400 Los Angeles, California 90067-6023 Attention: Perrie M. Weiner, Esq. Facsimile: 310.595.3300

If to Sellers:	Colorado Stark
150 Southfield Avenue, Suite 1432
Stamford, CT 06902
Facsimile: 203.621.3334

And:	Alvin Estevez
150 Southfield Avenue, Suite 1432
Stamford, CT 06902
Facsimile: 203.621.3334

With a copy to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP
599 Lexington Avenue
New York, NY 10022
Attention: Robert S. Matlin, Esq. Facsimile: 212.536.3901

11.3.

Survival of Representations, Warranties, Etc.  All representations, warranties, covenants and agreements contained herein, including the indemnification obligations set forth in Section 9 hereof, shall survive after the execution and delivery of this Agreement or such certificate or document, as the case may be, for a period of two (2) years.

11.4.

Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.5.

Other Remedies.  Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of anyone remedy shall not preclude the exercise of any other.

11.6.

Attorney Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).  The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.  A party not entitled to recover its costs shall not be entitled to recover attorney fees.  No sum for attorney fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorney fees.

11.7.

Entire Agreement.  This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

11.8.

Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

11.9.

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto, including the holder(s) from time-to-time of any of the Preferred Stock.

11.10.

Governing Law.  The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

11.11.

Arbitration.  The parties to this Agreement will submit all disputes arising under it to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.  Nothing in this section shall limit Purchaser’s right to obtain an injunction for a breach of this Agreement from a court of law.  Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in this Section 11.11, fully adjudicates the dispute.

11.12.

NO JURY TRIAL.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

11.13.

Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

11.14.

Publicity.  The Company, the Sellers and the Purchaser shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to issue any press release or other public disclosure with respect to such transactions as may be required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Purchaser in connection with any such press release or other public disclosure prior to its release and, in a any event, the Purchaser shall be provided with a copy thereof upon release thereof).

11.15.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.16.

Pre-Closing Obligations.  For the avoidance of doubt, if the Closing occurs, the Sellers shall be deemed to be responsible in all respects hereunder for the compliance by the Company with any obligations of the Company under this Agreement which are or were required to be discharged at or prior to Closing.  Following the Closing, the Sellers shall have no right of indemnification, contribution or subrogation against the Company with respect to any indemnification payments by any Seller or the Sellers under Section 9.1, without regard to whether the indemnification payments made relate to an obligation of the Company prior to or at the Closing or otherwise.  The Sellers shall have a right of contribution against each other with respect to amounts actually paid pursuant to any indemnity requirement under this Agreement, but such right of contribution shall in no way limit or affect the Purchaser’s and the Company’s rights contained in Section 9.1.

11.17.

Third Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

11.18.

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11.19.

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

11.20.

Taxes. All Taxes payable in connection with this Agreement and the sale, conveyances, assignments, transfers and deliveries to be made to the Purchaser as contemplated hereby, shall be borne and paid by the Sellers.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed, or have caused to be executed by their respective officers thereunto duly authorized, this Series A Convertible Preferred Stock Purchase Agreement as of the day and year first above written.

THE COMPANY: ENIGMA SOFTWARE GROUP, INC.
By: /s/ Alvin Estevez_______________ Name: Alvin Estevez_______________ Its: President and CEO___________

SELLERS:
/s/ Alvin Estevez_______________ Alvin Estevez, as attorney-in-fact for Colorado Stark /s/ Alvin Estevez_______________ Alvin Estevez

PURCHASER: TITLE AMERICA CORP. By: /s/ Douglas H. Leighton_______ Name: Douglas H. Leighton Its: Chief Executive Officer